INDUSTRIAL CONDOMINIUM LEASE

THIS INDENTURE made as of this 16th day of April, 2021.

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT.

BETWEEN:.

MAJORCON HOLDINGS INC.

(hereinafter referred to as the "LESSOR")

OF THE FIRST PART;

- and -

WORKSPORT LTD.

(hereinafter referred to as the "LESSEE")

OF THE SECOND PART.

DEFINITIONS:

The parties hereto agree that when used in this Lease the following words or expressions have the meanings hereinafter set forth:

(a) "Act" means the Condominium Act (Ontario), R.S.O. 1990 and amendments thereto;

(b) "Declaration" means the Declaration of Condominium registered in the Land Registry Office for the Land Titles of Division of Peel as Instrument Number LT1263624;

(c) "Condominium Corporation" means Peel Condominium Corporation No. 448;

(d) "By-laws and Rules" mean the By-laws and Rules enacted from time to time by Peel Condominium Corporation No. 448;

(e) "Unit" means a unit of Peel Condominium Plan No. 448 the boundaries of which unit are defined in the Declaration;

(f) "Common Expenses" means the expenses of the performance of the objects and duties of the Condominium Corporation including those expenses set out in Schedule "E" of the Declaration; and

(g) "Common Elements" means all the property except the units.

(h) "Proportionate Share" means the proportion that the rentable area of the demised premises bears to the total rentable area of the said Unit 3, Level 1, Peel Condominium Plan No. 448.

1. WITNESS that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Lessee to be paid, observed and performed, the Lessor, has demised and leased and by these presents doth demise and lease unto the Lessee ALL THAT certain messauge or tenement situate, lying and being in the City of Mississauga in the Regional Municipality of Peel and being part of Unit 3, Level 1, Peel Condominium Plan No. 448, known municipally as 7299 East Danbro Crescent, Missisauga, Ontario and having a floor area of approximately 14,718 square feet (herein called the "Demised Premises").

2. (a) TO HAVE AND TO HOLD the demised premises for and during the term of three (3) years to be computed from the 1st day of June, 2021, and from thenceforth next ensuing and fully to be complete and ended on the 31st day of May, 2024.

3. (a) YIELDING AND PAYING THEREFORE yearly for the term hereby granted, unto the Lessor, the following rentals:

Year of Term	Period		Annual Rent per square foot	Annual Rent	Monthly Rent
	From	To			
			Based on 14,178 square feet and subject to adjustment as herein provided in the event the area is greater or less than 14,178 square feet		
1 to 3	June 1, 2021	May 31, 2024	$11.75	$166,591.50	$13,882.63

(b) All payments of rent and additional rent shall be payable in lawful money of Canada, to be paid in advance, in equal consecutive monthly installments as aforesaid, each on the 1st day of each and every month in each and every year during the term hereby granted at the Lessor's office at 111 Creditstone Road, Concord, Ontario, L4K 1N3 or at such other place as the Lessor may hereafter from time to time direct, together with the additional rent hereinafter reserved.

(c) The Tenant shall pay to the Lessor the sum of Forty Three Thousand, Three Hundred and Ninety Dollars and Sixty Cents ($43,390.60) Dollars (the "Deposit"), as a deposit, to be applied on account of Net Base Rent, Additional Rent and HST for the first and last month of the term and as security for the obligations hereunder as follows:

First Month's Net Base Rent - $13,882.63
First Month's Estimated Additional Rent - $5,316.75
Last Month's Net Base Rent - $13,882.63
Last Month's Estimated Additional Rent - $5,316.75
HST - $4,991.84

TOTAL - $43,390.60

(d) Additional Rent is estimated at $4.50 per square foot for the first year of the lease of which $1.50 per square foot is on account of utilities and the balance on account of additional rent as otherwise provided in this lease.

4. THE LESSEE COVENANTS AND AGREES with the Lessor as follows:

(a) To pay rent.

(b) To pay in each and every year during the term hereof, as additional rent:

(i) The Lessee's proportionate share of the amount of all taxes, rates, duties and assessments whatsoever, including local improvement rates, whether municipal, parliamentary or otherwise, now charged, levied, rated or assessed, or hereafter to be charged, levied, rated or assessed against the demised premises or any similar taxes not now in existence or contemplated at any time during the term hereof by any competent governmental or municipal body in addition to, or in lieu of, the taxes, rates, duties or assessments hereinbefore referred to; and

(ii) If the taxes in respect of the demised premises shall be increased by reason of any installations made in or upon, or any alteration made in or to the demised premises by the Lessee, the amount of such increase; and

(iii) If the Lessee or any person, firm or corporation occupying the demised premises or any part thereof shall elect to have the demised premises or any part thereof assessed for separate school taxes, the amount by which the separate school taxes exceed the amount which would be payable by the Lessor for school taxes, had such election not been made, provided that if the Lessee so elects and the separate school taxes paid are less than public school taxes in any year of the term hereby granted, the amount of school tax payable by the Lessee shall be reduced accordingly;

(iv) The tax payments required to be made by the Lessee to the Lessor under the provisions of subparagraph 4(b) hereof shall be paid by the Lessee to the Lessor on presentation to the Lessee of a statement of moneys due by the Lessee supported by copies of tax bills or at the option of the Lessor, the Lessor may reasonably estimate on the date of the commencement of each calendar year during the term or any renewal thereof the payments to be made by the Lessee under sub-paragraph 4(b) hereof based upon the amount of such payments for the immediately preceding calendar year and such amount shall be payable by the Lessee in equal monthly installments on the days on which rent is payable hereunder with such amount to be adjusted upon the Lessor finally determining the amount payable whereupon any deficiency in payment shall be immediately paid to the Lessor and any overpayment shall at the option of the Lessor either be credited to the Lessee's account or paid to it.

(c) To pay, as and when the same becomes due, and to save the Lessor in all respects harmless with respect thereto, all business taxes (including business occupancy taxes and business improvement area charges) from time to time levied against, or payable by the Lessee in respect of the Lessee's occupancy of the demised premises.

(d) To pay to the Lessor a sum estimated by the Lessor and not less than $1.50 per square foot in each and every year during the term hereof to pay, satisfy and discharge, directly or indirectly, all charges in connection with water, electrical current, gas, rental charges for gas or electrically operated hot water heaters and other public or private utilities or services extraordinary as well as ordinary, supplied at any time to the demised premises.

(e) To indemnify and keep indemnified the Lessor in respect of all losses, costs, charges, penalties and expenses occasioned by, or arising from, the non-payment of any and every tax, rate, assessment, charge, expense or fee, including any business or similar tax assessed against the Lessee or any sub-Lessee or licensee or other persons occupying the demised premises or any part thereof, and provided that the same shall be a charge on the demised premises or in any way the ultimate responsibility of the Lessor, unless the same shall have already been paid by the Lessee to the Lessor, and provided that the same shall not be of a kind personal to the Lessor, such as taxes on the income of the Lessor.

(f) At its own expense, to properly carry out all repairs, as provided for in the Declaration, By-laws, Rules and Act (which repairs shall include without limiting the generality of the foregoing all non-structural repairs to the roof of the demised premises), minor replacements of components, maintenance, and painting of the demised premises and of all machinery and equipment situate therein or thereon (both inside and outside and including any stairs or platforms leading thereto), and to repair and maintain the demised premises, reasonable wear and tear (not inconsistent with the maintenance of the building as a well maintained industrial premises having regard for the then age of the building) and structural defects to the roof, walls, foundations and cracks to floors not caused by the Lessee's acts, omissions or neglect, only excepted.

(g) To promptly comply with and conform to the requirements of the Declaration, By-laws, Rules, Act, and all applicable statutes, laws, by-laws, regulations, ordinances and orders from time to time, or at any time in force during the term hereof and affecting the condition, equipment, maintenance, use or occupation of the demised premises and with every applicable regulation, order and requirement of the Insurer's Advisory Organization of Canada, or any body having a similar function or of any liability or fire insurance company by which the Lessor and Lessee or either of them may be insured at any time during the term hereof. The Lessee shall pay to the Lessor any and all common expenses

payable by the Lessor to the Condominium Corporation and shall indemnify the Lessor in respect thereof.

(h) In the event of the observance of any apparent structural defect or material damage to the demised premises by any cause, to give notice in writing to the Lessor of such defect or damage forthwith upon the same becoming known to the Lessee; provided that if such defects or damages becomes known to the Lessee or reasonably should have been observed by the Lessee and the Lessee fails to give notice thereof to the Lessor, the Lessee shall be liable for such of the costs incurred by the Condominium Corporation or the Lessor in repairing the said defect or damage as can be shown to be directly attributable to the actions of the Lessee and those for whom in law the Lessee is responsible (including additional costs incurred by the Lessor in repairing such defects or damages for reason of the failure of the Lessee to give such notice) after such defect or damage became known to the Lessee or reasonably should have been observed by the Lessee.

(i) To permit the Lessor or any person authorized by the Condominium Corporation at all reasonable times to enter upon and view the state of repair and maintenance of the demised premises and to comply with all reasonable requirements of the Lessor and the Condominium Corporation with respect to the care, maintenance and repair thereof, subject to the exceptions hereinbefore provided.

(j) That upon the expiration of the term hereby granted the Lessee will peaceably surrender, quit and deliver up the demised premises to the Lessor in a good state of repair and maintenance, subject to the exceptions herein provided.

(k) At its own expense, to keep entranceways and all steps and platforms leading to the demised premises clear of all snow, ice and debris.

(l) That it will not carry on, or permit to be carried on, in or about the demised premises any business activity which shall, upon reasonable grounds, in the opinion of the Lessor or the Condominium Corporation, be deemed to be a nuisance, nor will it omit to do or permit to be omitted to be done anything in respect of the demised premises, the omission of which shall, upon reasonable grounds in the opinion of the Lessor or the Condominium Corporation, be deemed to be a nuisance, provided that activities carried on by the Lessee in its ordinary course of business shall be deemed not to be a nuisance. The demised premises shall only be used, to the extent permitted by the relevant zoning by-laws and expressly subject to the provisions of the Declaration, By-laws, Rules and the Act, for the following purposes incidental to the business of the Lessee:

Manufacturing and Storage of Tonneau Covers

(m) Intentionally deleted.

(n) (i) That the Lessee will not assign, sublet or part with possession of the demised premises, or share the occupation of the demised premises or any part thereof without the consent of the Lessor in writing first had and obtained, which consent shall not be unreasonably or arbitrarily withheld or delayed. Notwithstanding the foregoing the Lessee shall not be permitted to assign, sublet or part with possession of part of the demised premises.

(ii) At the time that such consent for assignment, subletting or parting with possession of the demised premises is requested by the Lessee as contemplated by sub-paragraph (i) hereof, the Lessee shall furnish to the Lessor copies of all proposed agreements relating to the assignment, subletting or parting with possession and such information required by the Lessor relating to the financial integrity of the proposed Lessee or sub-Lessee. In the event that the proposed assignee, sub-Lessee or occupant is unsatisfactory to the Lessor, the Lessor shall have the option, to be exercised within five (5) days from the date upon which such consent is requested (provided the Lessor has received the documentation set forth herein) to terminate this lease upon the date on which such assignment, subletting or parting with possession was to become effective, unless within five (5) days from the date upon which the Lessor notifies the Lessee of its intention to terminate this lease, the Lessee by notice in writing to the Lessor withdraws its

request for such consent and indicates that it will continue to occupy the demised premises under the provisions hereof whereupon this lease shall continue as if such consent had not been requested.

(o) That it will not place anything on the roof or in any way make any opening in the roof for stacks or other purposes, or in any way alter the walls or structure of the demised premises without the written consent of the Lessor and the Condominium Corporation, which consent may not be unreasonably or arbitrarily refused. It shall not be unreasonable for the Lessor to refuse its consent in the event that, in the opinion of the Lessor or the Condominium Corporation, the placing of anything on the roof or the making of any opening in the roof, might invalidate any guarantee or warranty which the Lessor may have received in connection with the roof. In the event of a dispute over the provisions of this paragraph the decision of the Lessor's or Condominium Corporation's engineer shall be binding.

(p) That it will during the whole of the term hereby pay to the Lessor as additional rent, it's proportionate share of all premiums with respect to the following insurance on the demised premises to be placed by the Lessor at the Lessor's discretion:

(I) All Risks Insurance on a Stated Amount Basis for the full replacement value of the building, its improvements and equipment.

(ii) Gross Rental Income Insurance.

(iii) Broad form boiler and machinery insurance including repair or replacement and gross rental income coverages in amounts reasonably satisfactory to the Lessor.

(iv) Plate Glass Insurance.

(v) Commercial General Liability Insurance in the minimum amount to be determined by the Lessor but not less than $5,000,000 (and which liability insurance shall show any mortgagee of the Lessor and the Lessee as Named Insured thereunder) and shall show any mortgagee of the Lessor of the demised premises as a Named Insured as may be or become customary for owners of property carry respecting loss of or damage to or occurring on the demised premises or liability therefrom.

(vi) Such other insurance coverages as may be reasonably required by the Lessor or its mortgagees from time to time. And all such insurance coverage shall be kept and maintained with a member of the Insurer's Advisory Organisation of Canada, and in no event shall the coverage be less than the minimum required by any institution then holding a mortgage on the demised premises. All such policies shall contain a minimum cancellation notice period of 30 days. All such insurance policies shall contain only such deductibles as may be approved by the Lessor acting reasonably. The Lessee shall deliver certified copies of all such policies of insurance coverages to the Lessor prior to occupancy by the Lessee and at the time of renewal of any such policy. The Lessee shall not do, or permit to be done, any act or thing whereby the insurance coverages or any of them hereinbefore contemplated may be increased in premium or cancelled by the insurer, or the demised premises shall be rendered uninsurable, and if by reason of any act done or permitted, or omission, as the case may be, by the Lessee, the said insurance coverage or any of them shall be increased in premium, then the Lessee shall be liable to pay all of such increase in premium, and if the demised premises shall be rendered uninsurable or if the said insurance coverages or any of them shall be cancelled by reason of any act done or permitted, or omission, as the case may be, by the Lessee, and shall not be susceptible of being replaced, then the Lessor, after giving the Lessee at least fifteen (15) days within which to replace the insurance coverage or coverages shall, at its absolute discretion, have the right to determine that the term hereof has expired and in such event the Lessee shall deliver up possession of the demised premises as if the term of this lease had expired.

(q) That it will during the whole of the term hereby granted maintain and keep in full force and effect at its sole cost and expense in the name of the Lessee, the Lessor and any mortgagee (hereinafter referred to as the "Mortgagee") that may from time to time have a registered mortgage or charge against the lands the following insurance:

(i) Insurance for (a) property of every description and kind owned by the Lessee, or for which the Lessee is legally liable, or installed on behalf of the Lessee, and which is located within the building including, without limitation, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement (but specifically excluding the Lessee's stock-in-trade, furniture and moveable equipment) in an amount of not less than the full replacement cost thereof, with coverage against all risk including earthquake, flood and collapse, and (b) the Lessee's inventory, stock-in-trade, furniture and moveable equipment in an amount of not less than the full replacement cost thereof, with coverage against all risk including earthquake, flood and collapse. If there is a dispute as to the amount which comprises the full replacement cost, the decision of the Lessor acting reasonably and based upon financial information provided by the Lessee as to replacement cost shall be conclusive.

(ii) Business interruption insurance in such amount as will reimburse the Lessee for direct or indirect loss of earnings attributable to all perils insured against in Section 4(q)(i) and other perils commonly insured against by prudent Lessees or attributable to prevention of access to the demised premises or the building as a result of such perils;

(iii) Public liability and property damage insurance including personal injury liability, contractual liability, non-owned automobile liability, employees liability and owners and contractors protective insurance coverage with respect to the demised premises and the Lessee's use of the common outside areas, coverage to include the activities and operations conducted by the Lessee and any other Person on the demised premises and by the Lessee and any other person performing work on behalf of the Lessee and those for whom the Lessee is in law responsible in any other part of the Building. Such policies shall be written on a comprehensive basis with inclusive limits of not less than Five Million ($5,000,000.00) Dollars for bodily injury to any one or more persons, or property damage, and such higher limits as the Lessor, acting reasonably requires from time to time. Such policies shall also contain a severability of interests clause and a cross liability clause.

(iv) Environmental Liability insurance satisfactory to the Lessor with respect to any hazardous material, radioactive material, contaminant or waste on the leased property with a deductible of not more than $25,000 and a limit of at least $2,000,000. The Lessor shall be shown as an additional insured in any such policy and any mortgagee of the lessor of the demised premises shall also be shown as an additional insured.

(v) Any other form of insurance as the Lessee or the Lessor, acting reasonably, requires from time to time in form, in amounts and for insurance risks against which a prudent Lessee would insure.

(vi) Each policy of insurance referred to in Section 4(q) hereof shall be taken out with insurers, qualified to carry on business in the Province of Ontario, who are reasonably acceptable to the Lessor, shall be in form satisfactory, from time to time, to the Lessor, shall be non-contributing with, and shall apply only as primary and not excess to, any other insurance available to the Lessor or the Mortgagee, shall not be invalidated as respects the interests of the Lessor or the Mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies, and shall contain an undertaking by the insurers to notify the Lessor or Mortgagee, in writing by registered mail, not less than thirty (30) days prior to any material change, cancellation or termination thereof.

(vii) All policies required to be written on behalf of the Lessee pursuant to Section 4(q) shall contain the Mortgagee's standard mortgage clause and all policies required to be written on behalf of the Lessee pursuant to Section 4(q) shall, if requested by the Lessor, contain a waiver of any subrogation rights which the Lessee's insurers may have against the Lessor and against those for whom the Lessor is in law responsible, whether any such damage is caused by the act, omission or neglect of the Lessor or those for whom the Lessor is in law responsible.

(viii) The Lessee shall at the end of each lease year of the term herein furnish to the Lessor, certificates (in form satisfactory to the Lessor) of the insurance companies evidencing the maintenance of all insurance policies required to be maintained by the Lessee pursuant to Section 4(q) and the coverage effected thereby;

(ix) Should the Lessee fail to take out and keep in force any insurance required

pursuant to Section 4(q), or should such insurance be disapproved on reasonable grounds by either the Lessor or the Mortgagee, and should the Lessee fail to rectify such situation within seventy-two (72) hours after written notice by the Lessor to the Lessee (stating, if the Lessor or Mortgagee does not approve of such insurance, and the reasons therefor), the Lessor shall have the right, without assuming any obligations in connection therewith, to effect such insurance at the cost of the Tenant and all outlays by the Lessor shall be immediately payable by the Lessee to the Lessor without prejudice to any other rights and recourses of the Lessor hereunder. No insurance taken out by the Lessor at the Lessee's expense, as provided for in this Section 4 (q), shall relieve the Lessee of its obligations to insure hereunder and the Lessor shall not be liable for any loss or damage suffered by the Lessee in connection therewith

(r) Not to use any outside garbage or other containers unless approved by the Lessor and the Condominium Corporation or to allow any ashes, refuse, garbage or other loose materials to accumulate in or about the demised premises and not to store or cause to be stored outside of the building any of its inventory or stock-in-trade or raw materials other than in accordance with relevant governmental regulations including zoning by-laws. The Lessor acknowledges that it has been advised that the Lessee intends to use outside containers for the purpose of outside storage of materials. The location of such containers shall be subject to the Lessor's and the Condominium Corporation's approval which approval shall not be unreasonably withheld or delayed. The Lessee acknowledges that it shall be solely responsible for any and all damage to any part of the property resulting from the use and placement of said storage bins and/or any other outside storage of said storage bins.

(s) (i) That it will, during the whole of the term hereby granted, clean and maintain the demised premises including, but without limiting the generality of the foregoing, snow removal, gardening, supervision, policing, painting the outside of the building and maintenance, including repairs and maintenance and replacements of paving, curbs, walkways, landscaping, and drainage as may from time to time become necessary.

(ii) The manner in which the said demised premises are maintained shall be reasonable and in keeping with the maintenance of a well maintained industrial building having regard for the then age of the building.

(t) Where any portion of the additional rent payable by the Lessee to the Lessor pursuant to the terms of this lease is included in Common Expenses, such portion of the additional rent shall not be payable by the Lessee it being the intention of the parties that the Lessee shall not be responsible for paying any item twice. The Lessee acknowledges that the budget for the condominium includes a reserve fund for future capital replacements, which reserve fund is included in the Common Expenses and which amount the Lessee is required to pay as part of the Common Expenses of the Unit.

(u) The Lessee will, at all times, conduct its businesses and maintain the demised premises so as to comply in all material respects with all federal, provincial or local environmental laws and regulations, including, without limitation, environmental, land use, occupational safety or health laws, rules, regulations, requirements or permits as may be required. The Lessee shall not permit to be kept on the demised premises any material or substances which is regulated by any federal, provincial or local laws or regulations and which may be reasonably classified as a hazardous, contaminant, or toxic substances ("regulated substances"). The Lessee shall not permit the emission or escape under any circumstances whatsoever of any regulated substances. If the Lessee shall (i) receive notice that any violation of any federal, provincial or local environmental law or regulation may have been committed or is about to be committed by the Lessee; (ii) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Lessee alleging violations of any federal, provincial or local environmental law or regulation or requiring the Lessee to take any action in connection with the release of toxic or hazardous substances into the environment; or (iii) receive any notice from a federal, provincial or local governmental agency or private party alleging that the Lessee may be liable or responsible for costs associated with a response to or clean up of a release of a toxic or hazardous substance in the environment or any damages caused thereby, in connection with the demised premises, the Lessee shall provide the Lessor with a copy of such notice within five (5) days of the Lessee's receipt thereof. The Lessee shall take all necessary steps to immediately comply with all such

notices, orders, claims and requirements necessary to restore the demised premises to the condition existing prior to the issuance of such notice, order, claim or requirement and shall keep the Lessor fully informed of all such steps taken by the Lessor. In the event such notices, orders, claims and requirements have not been complied with within fifteen (15) days of the Lessee becoming aware of the same (except in the case of an emergency, or in any case where immediate action is required, in which case the compliance shall be effect immediately) this Lease shall be deemed to be in default and the remedies hereunder shall be available to the Lessor. The Lessee shall indemnify and save harmless the Lessor from all matters, claims and liabilities resulting in any manner from the matters set out in this paragraph.

(v) The Lessor may, at its option, estimate, on the date of the commencement of each lease year, the Lessee's proportionate share of the additional rent and other charges herein to be paid by the Lessee and such amount shall be payable by the Lessee in equal monthly installments on the days on which rent is payable hereunder, and such amount is to be adjusted upon the Lessor finally determining such additional rent and other charges herein, whereupon any deficiency in payment shall be immediately paid to the Lessor and any overpayment by the Lessee shall at the option of the Lessor either be credited to the Lessee's account or paid to it.

(w) Notwithstanding any other section or clause of the lease to the contrary, the Lessee shall pay to the Lessor an amount equal to:

(i) any and all goods and services taxes, sales taxes, value added taxes, business transfer taxes, or any other similar taxes imposed on the Lessor with respect to the Rent payable by the Lessee to the Lessor under this lease, or in respect of the rental of space under this lease, whether characterized as a goods and service tax, sales tax, value added tax, business transfer tax, or otherwise (herein called "Sales Tax"), it being the intention of the parties that the Lessor shall be fully reimbursed by the Lessee with respect to any and all Sales Taxes payable by the Lessor. The amount of the Sales Taxes so payable by the Lessee shall be calculated by the Lessor in accordance with the applicable legislation and shall be paid to the Lessor at the same time as the amounts to which Sales Taxes apply are payable to the Lessor under the terms of this lease or upon demand at such other time or times as the Lessor from time to time determines.

(ii) any and all Capital Taxes (as defined below) payable by the Lessor in connection with the acquisition by the Lessor of the demised premieses and the Building. Such amount shall be certified by the Lessor's accountant and the amount so certified shall be conclusive of the amount payable by the Lessee. For purposes of this Lease, "Capital Tax" shall mean:

a) an amount of the tax imposed by the Province of Ontario upon the Lessor which is measured by or based in whole or in part upon the capital, surplus, reserves or indebtedness of the Lessor, and which is at present based upon the application of the prescribed rate to the amount of the Lessor's "Net paid up capital" as defined in the *Corporations Tax Act* (Ontario) (the "Act"). The amount of the tax for the purposes hereof shall be calculated in any year as if the demised premises were the only establishment in the Province of Ontario owned by the Lessor in the year and the Lessor had no establishment other than in the Province of Ontario, but calculated without reference to any exemption available under the Act from capital tax; and

b) an amount of the tax imposed by the Government of Canada upon the Lessor of the demised premises which is measured by or based in whole or in part upon the capital, surplus, reserves or indebtedness of the Lessor, and which tax is at present based upon the application of the prescribed rate to the amount by which "taxable capital employed in Canada" by the Lessor as defined in *the Income Tax Act* (Canada) exceeds its "capital deduction" as defined in such Act for the year; the amount of the tax or excess for the purposes hereof shall be calculated in any year as if the demised premises were the only asset owned by the Lessor in the year and the capital deduction of such Lessor for the year was nil.

Notwithstanding any other section or clause in this lease to the contrary, the amounts payable by the Lessee under this section 4(w) shall be deemed not to be Rent, but the Lessor shall have all of the same remedies and rights of recovery for such amounts as it has for recovery of Rent and Additional Rent under this lease.

(x) To pay to the Lessor in addition to the additional rent and other charges herein an annual amount equal to fifteen (15%) per cent of the additional rent and other charges herein as an administration and managerial fee.

5. PROVIDED that the Lessee may remove its fixtures and provided further that the Lessee shall not remove or carry away from the demised premises or common outside areas any buildings or part thereof or any plumbing, heating, ventilating, lighting equipment, wiring or electric panels and services, or other building services; provided the Lessee shall repair any damage occasioned to the premises by the installation or removal of its fixtures and shall restore the demised premises to the state that existed prior to such installation, reasonable wear and tear excepted.

6. PROVIDED that if the term hereby granted or any of the goods and chattels of the Lessee shall be at any time seized or taken in execution or in attachment by any creditor of the Lessee or if a Writ of Execution shall issue against the goods or chattels of the Lessee, or if the Lessee shall execute any chattel mortgage or bill of sale of any of its goods or chattels other than in the ordinary course of its business, or if the Lessee shall make any assignment for the benefit of creditors or commit any other act of bankruptcy as defined in the *Bankruptcy and Insolvency Act* (Canada) or any amendment thereto, or becoming a bankrupt or insolvent shall take the benefit of any Act which may be in force for bankrupt or insolvent debtors, or shall attempt to abandon the demised premises or to sell or dispose of its goods or chattels so that there would not, in the event of such sale or disposal, be, in the opinion of the Lessor, a sufficient distress on the demised premises for the then accruing rent and moneys accruing hereunder as rent, then the current month's rent, together with rent for the three months next ensuing (and for purposes hereof rent shall include all moneys designated to be paid as additional rent, including, but without limiting the generality of the foregoing, against billing on account of taxes, insurance premiums and maintenance of the common outside areas and facilities), shall immediately become due and payable on presentation of invoices and the said term shall at the option of the Lessor forthwith become forfeited and determined, in which event the Lessor may re-enter and take possession of the demised premises as though the Lessee, or any occupant or occupants of the demised premises was or were holding over after the expiration of the term without any right whatsoever, provided that no action by the Lessor in so doing shall be deemed to relieve the Lessee of its obligations for the payment of rent and additional rent or any other moneys payable hereunder.

7. Provided that in case of removal by the Lessee of its goods and chattels from the demised premises, the Lessor may follow the same for thirty (30) days, in the same manner as is provided for in the *Commercial Tenancies Act* (Ontario); and notwithstanding anything contained the *Commercial Tenancies Act* (Ontario), or any other statute or any other subsequent legislation, none of the goods or chattels of the Lessee at any time during the continuance of the term hereby granted on the demised premises shall be exempt from levy by distress for rent in arrears, and that upon any claim being made for any exemption by the Lessee on a distress made by the Lessor this covenant may be pleaded as an estoppel against the Lessee in any action brought to test the right to the levying upon any such goods, the Lessee waiving as it hereby does any exemptions from distress which might have accrued to the Lessee under the provisions of the *Commercial Tenancies Act* (Ontario).

8. PROVISO for re-entry by the Lessor on non-payment of rent or non-performance of covenants. In the event that the Lessee shall be in default of any of its covenants hereunder, including the covenant of the Lessee to pay rent or additional rent, the Lessor shall give to the Lessee notice in writing stating the said default with reasonably sufficient particulars, and requiring that the said default be remedied and that if such default is not remedied by the Lessee within five (5) days after the receipt of such notice in respect of the covenant to pay rent or additional rent or within fifteen (15) days after the receipt of such notice with respect to all other covenants hereunder, the Lessor may at its option either enter into and upon the demised premises or any part thereof in the name of the whole and have again, repossess, and enjoy the same as of its former estate and the said lease shall thereupon terminate, or itself take steps

and to do or cause to be done such things as may be necessary to remedy and correct such defaults. Provided further that in the event that the Lessor shall be entitled to, and shall elect to make a re-entry as hereinbefore provided for, any re-entry or other action so taken shall not be deemed to relieve the Lessee of its obligation to pay rent and other moneys payable as rent hereunder and such rent and other moneys payable as rent in accordance with the provisions hereof shall continue to accrue and be payable until such time as the Lessor is able to re-let the premises, or otherwise deal with the same in such manner that it did not sustain any loss should the Lessee thereafter fail to pay the rent and other moneys payable as rent or otherwise under this lease. Provided further that in addition to all other rights hereby reserved to it, the Lessor shall have the right to re-enter the demised premises as the agent of the Lessee either by force or otherwise, without being liable for any prosecution therefor, and to re-let the whole or any portion of the demised premises for any period equal to or greater or less than the remainder of the then current term of the lease and to receive the rent therefor, said rent to be any sum which it may deem reasonable, to any Lessee which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate and in connection with any such lease, the Lessor may make such changes in the character of the improvements of the demised premises as the Lessor may determine to be appropriate or helpful in effecting such lease; but in no event shall the Lessor be under any obligation to re-let the demised premises in whole or in part for any purpose which the Lessor may regard as injurious to the demised premises, or to any Lessee which the Lessor, in the exercise of reasonable discretion, shall deem to be objectionable and to apply any rent derived from so re-letting the demised premises upon account of the rent due hereunder, and the Lessee shall remain liable to the Lessor for the deficiency, if any, it being the intention hereof that nothing herein contained and no entry made by the Lessor hereunder shall in any way release the Lessee from the payment of the rent hereby reserved during the term hereof beyond such sum as may be realized by the Lessor by such re-letting or by the proceeds of any distress made by the Lessor against the Lessee; and provided that the Lessor shall not in any event be required to pay to the Lessee any surplus of any sums received by the Lessor on a re-letting of the demised premises in excess of the rent reserved hereunder.

9. Provided that should the Lessee remain in possession of the demised premises after the termination of the original term hereby created, without other special agreement, it shall be as a monthly Lessee at a monthly rental equal to the rental payable during the last month of the term hereof, payable on the first day of each and every month and subject in other respects to the terms of this lease, including those provisions requiring the payment of additional rent in monthly installments.

10. THE LESSOR COVENANTS WITH THE LESSEE as follows:

(a) For quiet enjoyment.

(b) That the Lessee shall have the right from time to time to make alterations and changes in the interior of the demised premises as it may find necessary for its purposes and at its own expense, provided that plans for such alterations or changes shall be delivered to the Lessor and the consent of the Lessor in writing shall first be obtained, such consent not to be unreasonably or arbitrarily withheld or delayed; provided that upon the termination of this lease the Lessee, if requested by the Lessor, shall restore the interior of the demised premises, to its former condition immediately prior to the installation of such alterations or changes, reasonable wear and tear excepted, not inconsistent with the maintenance of the building as a well maintained industrial building having regard for the then age of the building, including the restoration of such standard fixtures as may have been installed by the Lessee, and if not so requested any such changes or alterations shall become the property of the Lessor.

(c) That the Lessor has in it good right, full power and absolute authority to lease the demised premises with their appurtenances according to the true intent of this indenture, and that it will execute such further assurances with respect thereto as may be reasonably required.

11. PROVIDED and it is expressly agreed that if and whenever during the term hereby demised the demised premises shall be destroyed or damaged by any casualty, then the following provisions shall apply:

(a) If the damage or destruction is such that the demised premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy them and if in either event the damage, in the opinion of the Lessor, to be given to the Lessee within thirty (30) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within one hundred and twenty (120) days from the date the Lessor has given its opinion, then either the Lessor or the Lessee may within five (5) days next succeeding the giving of the Lessor's opinion as aforesaid, terminate this lease by giving to the other notice in writing of such termination, in which event this lease and the term hereby demised shall cease and be at an end as of the date of such destruction or damage and the rent and all other payments for which the Lessee is liable under the terms of this lease shall be apportioned and paid in full to the date of such destruction or damage; in the event that neither the Lessor nor the Lessee so terminate this lease, then the Lessor shall repair the said building with all reasonable speed and the rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling the Lessee to use and occupy the demised premises.

(b) If the damage be such that the demised premises are wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy them, but if in either event the damage, in the opinion of the Lessor, to be given to the Lessee within thirty (30) days from the happening of such damage, can be repaired with reasonable diligence within one hundred and twenty (120) days from the date the Lessor has given its opinion, then the rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling the Lessee to use and occupy the demised premises, and the Lessor shall repair the damage with all reasonable speed.

(c) If the damage is such the demised premises are partially damaged or destroyed, in the opinion of the Lessor, to be given to the Lessee within thirty (30) days from the happening of such damage, can be repaired with reasonable diligence within one hundred and twenty (120) days from the date the Lessor has given its opinion, then the rent hereby reserved shall abate in the proportion that the part of the demised premises so damaged bears to the whole of the demised premises, and the Lessor shall repair the damage with all reasonable speed.

12. THE LESSEE HEREBY COVENANTS AND AGREES with the Lessor that the Lessor shall not be liable for, and the Lessee shall save harmless the Lessor from any and all liability, costs, claims, demands or actions for damages, injury or loss, suffered or sustained by any person or persons in or about the demised premises or any part thereof, and for damage or injury to the property of any person or persons occasioned by the Lessee, its customers, employees, servants or agents, or by their neglect, default or misconduct or occasioned by reason of any other cause or matter whatsoever, and in particular, but without in any way limiting the generality of the foregoing, the Lessor shall not be liable for any damages to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the demised premises or from the water, steam, sprinkler or drainage pipes or plumbing works of the same or from any other place or quarter or for any damage caused by, or attributable to, the condition or arrangement of any electrical or other wiring and the covenants of indemnity herein contained in respect of damage to property, injury or death, occurring during the term of this lease shall survive the termination of this lease, anything herein to the contrary notwithstanding, but nothing herein shall relieve the Lessor for liability arising by reason of the negligence of the Lessor, its servants or agents or those for whom the Lessor is in law responsible.

13. IN THE EVENT that the Lessee shall make default in the payment of any sum required to be paid by it or shall make default in the performance of any covenant or the doing of any thing required to be performed or done by it hereunder, then the Lessor shall have the right to pay any such sum so in default or to perform or do any such thing and such sums so paid or the costs of performing or doing such things, and in every such case, shall be deemed to be additional rent payable under the provisions of this lease and the Lessor shall be entitled to charge all such sums or moneys to the Lessee and the Lessee shall pay them forthwith on demand and the Lessor in addition to any other rights, shall have the same remedies and may take the same steps for the recovery of all such sums or moneys as it might have taken for the recovery of rent in arrears under the terms of this lease. All arrears of rent and moneys payable as rent or additional rent under the terms of this lease which may be in arrears shall bear interest at the rate of five (5%) percent per annum above the prime lending rate of the Lessor's bank

calculated and payable monthly from the time such arrears become due and payable until paid to the Lessor.

14. THE LESSOR shall have the right at any time during the term hereby demised to place upon the demised premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the Lessee's business, stating that the demised premises are for sale, and at any time during the last one hundred and eighty (180) days of the term that the demised premises are to let, and the Lessee shall not remove such notices, or permit the same to be removed.

15. ANY BUILDING, erection or improvement placed or erected in or upon the demised premises, or upon the lands, apart from the Lessee's fixtures, shall become a part thereof and shall not be removed, and shall, to the extent that the same are utilized by the Lessee, be subject to all of the provisions of this lease. No building, erection or improvement shall be erected in or upon, or adjacent to the demised premises, or upon the lands, without the prior written consent of the Lessor.

16. THE LESSEE covenants that it will if and whenever reasonably required by the Lessor, and at the Lessor's expense, if necessary, consent to and become a party to any reasonable instrument relating to this lease, including the delivery of statements as to the status of this lease, which may be required by or on behalf of any purchaser, mortgagee or insurer or other person, firm or corporation which may have an interest in the demised premises and in addition the Lessee shall execute such documents which may be necessary to cause this lease to be subordinated to any incidental mortgage or charge against the lands and building, provided that the Lessor will obtain from any existing Mortgagee and any further Mortgagee of the demised premises an agreement in writing to the effect that if such Mortgagee takes any action under its mortgage to realize its security in the demised premises by way of foreclosure, possession or otherwise, such Mortgagee will permit the Lessee to remain in possession of the demised premises and to enjoy all its rights and privileges under this lease provided that the Lessee is not in default hereunder.

17. THE LESSEE shall have the right, subject to the provisions of the Declaration, By-laws, Rules and the Act, and at its own expense to attach, paint or display such signs, sign boards, posters, flags or other advertisements or decorations in or about the demised premises, provided that it shall have first obtained the consent in writing of the Lessor and the Condominium Corporation thereto, such consent not to be unreasonably or arbitrarily withheld, and provided that the same shall be removed by the Lessee at the expiration of the term hereof and the Lessee shall thereupon restore the demised premises to their former condition. The Lessee shall indemnify the Lessor against any loss or damage caused to any person, firm, corporation or thing as a result of the placing or use of any sign, sign board, poster, flag, advertisement or other thing of a similar nature in or about the demised premises in contravention of the terms of this paragraph.

18. THE LESSOR, the Condominium Corporation and any persons authorized by the Lessor or the Condominium Corporation shall have the right to install, maintain and/or repair pipes, wires, ducts or other installations in, under or through the demised premises, or in, under or through the common outside areas and facilities, for or in connection with the supply of any services to the demised premises or other premises in the building, but nothing herein contained shall oblige the Lessor to make such installation or do such maintenance or effect such repairs. The Lessor shall make all such repairs as quickly as possible and in such manner as to inconvenience the Lessee to the least possible extent, but the Lessor or the Condominium Corporation shall not be liable for any losses or damages which may be incurred by the Lessee as a result thereof.

19. THE FAILURE of the Lessor or Lessee to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed to be a waiver of any rights or remedies that the Lessor or Lessee may have and shall not be deemed to be a waiver of any subsequent breach or default in any of such agreements, terms, covenants, and conditions. All rights and powers reserved to the Lessor or Lessee hereunder may be exercised either by the Lessor or Lessee or their respective agents or representatives from time to time and all such rights and powers shall be cumulative and not alternative.

20. ANY NOTICE, request or demand herein provided or permitted to be given by the Lessee to the Lessor shall be sufficiently given if mailed in Ontario by postage prepaid registered mail, or personally delivered or transmitted by facsimile transmission to the Lessor addressed to it at

111 Creditstone Road, Concord, Ontario, L4K 4M3 (Fax Number 905-669-2049) and any notice herein provided or permitted to be given by the Lessor to the Lessee shall be sufficiently given if mailed in Ontario, by postage prepaid registered mail, or personally delivered or transmitted by facsimile transmission to the Lesseeat the demised premises. Any such notice given as aforesaid shall be conclusively deemed to have been given on the day on which such notice is delivered, or on the third business day following the day upon which such notice is mailed, as the case may be. Either party may, at any time, give notice in writing to the other of any change of address of the party giving such notice, and from and after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder. The word "notice" in this paragraph shall be deemed to include any request, statement or other writing in this lease provided or permitted to be given by the Lessor to the Lessee or by the Lessee to the Lessor.

21. IF at any time during the term hereby granted any public body or paramount authority shall take or expropriate the whole or a portion of the demised premises, then the following provisions shall apply:

(a) If such expropriation or compulsory taking does not affect the Lessee's use or enjoyment of the demised premises, then the whole of the compensation awarded for settlement for the lands, or portion of the demised premises so taken or expropriated, whether fixed by agreement or otherwise, shall be paid or received by the Lessor, and the Lessee hereby assigns transfers and sets over unto the Lessor all the right, title and interest of the Lessee therein and thereto, and this lease shall thereafter continue in effect with respect to the demised premises or such portion thereof as then remains, without abatement of rent.

(b) If such expropriation or compulsory taking does materially affect the Lessee's use or enjoyment of the demised premises, then this lease shall be deemed to terminate and the term hereof shall terminate on the date upon which the expropriating or taking authority requires possession of the lands so expropriated or taken, and in such event the Lessor shall be entitled to receive the entire compensation awarded or settlement for the land and/or building so taken or expropriated, whether fixed by agreement or otherwise, save and except for that portion thereof as is specifically awarded or allocated in respect of leasehold improvements, or other interests, made by the Lessee.

22. THE RENT herein (not including additional rent otherwise provided for) is calculated on the basis that the demised premises contain an area of approximately 14,178 square feet, at an annual rent as set out in Paragraph 3(a) hereof. The area thereof shall be calculated by the Lessor's engineer measuring the same from the exterior face or the exterior walls and across the extension of the planes thereof over the opening for door and windows (save and except that if any doors and/or windows project beyond the exterior face of the exterior wall, then such projection shall be measured from the exterior face of the door and/or window from and across the extension of the planes thereof) to the center line of any party wall or partition. In the event that the demised premises are found to have an area either more or less than the area referred to above, then the rental hereinbefore set forth (and the monthly rental consequent thereupon) shall be adjusted upward or downward accordingly, at the said rate(s).

23. The Lessor covenants with the Lessee that if the Lessee duly and regularly pays the said rent and performs all the covenants and provisos and requirements herein and on the part of the Lessee to be paid and performed, that the Lessee shall have the option of renewing this lease for one (1) further term of three (3) year upon the same terms and conditions save and except that there shall be no further right of renewal after the exercise of the renewal right and save and except that the rental for the renewal term shall be such an amount as is determined by the Lessor and Lessee by common agreement to be the then current fair market rental rate for similar premises in similar areas to the Leased Premises, and failing agreement the rent shall be determined by arbitration as provided for under The Arbitrations Act of Ontario (whereupon such determination shall be binding on the parties with no recourse to appeal). The Lessee shall exercise its right of renewal by delivering to the Lessor in writing notice of the Lessee's intention to renew at least six (6) months prior to the expiry of the original term herein failing which the Lessee's right to renewal shall be deemed to be null and void. In the event the rental to be paid during the renewal term has not been determined in accordance with the foregoing provisions on or before the expiry of the original term of the lease, the rental rate payable by the Lessee shall be one hundred and fifteen per cent (115%) of the rental rate payable in the last year of the original term, until the monthly rental rate is determined by common agreement or arbitration,

as hereinbefore provided, and any increase or decrease in rent, once determined, will be adjusted retroactive to the commencement date of the option period.

24. Whenever in this Lease it is provided that any matter in dispute between the Lessor and the Lessee, if not settled or agreed between them, is to be determined by arbitration, then the following provisions shall apply:

(a) Either party may commence arbitration proceedings by giving written notice to the other party of its desire to arbitrate (but no party shall give such a notice unless such party has first demonstrated its willingness to negotiate and act reasonably with a view to resolving the dispute by agreement between the parties)

(b) Forthwith after the giving of such notice, the parties or their designated representatives shall meet in good faith for the purpose of agreeing, or attempting to agree, upon an arbitration procedure. If such agreement is arrived at, the matter in dispute shall be arbitrated and settled in accordance with the agreed procedure (and which agreed procedure shall be reduced to writing, signed by each of the parties, and shall constitute a submission to arbitration within the meaning of the Arbitration Act (Ontario)).

(c) The parties recognize that, in many instances of disputes which might arise under this Lease, the dispute may involve, and depend for its resolution upon, technical matters or matters which involve expert knowledge and judgment, where it is in the interests of a prompt and equitable solution of the matter for the parties to agree upon an independent expert having the appropriate specialized knowledge as the sole arbitrator. In any such situation, the parties shall negotiate in good faith and act reasonably with a view to reaching agreement upon an appropriate independent expert as a sole arbitrator. If such sole arbitrator is agreed upon by the parties, the dispute shall be arbitrated and determined in accordance with the following procedure (and which shall constitute a submission to arbitration within the meaning of the Arbitration Act Ontario)).

(i) such sole arbitrator shall proceed to determine the dispute, having regard to the provisions of this Lease and the terms of the submission to arbitration and any other agreements the parties may have had respecting the arbitration or the matter in dispute;

(ii) the arbitration shall, subject to any express provision herein or in any submission to arbitration or other agreement of the parties affecting same, be conducted in accordance with the provisions of the laws of Ontario applicable thereto and the provisions of the Arbitrations Act (Ontario) shall apply thereto;

(iii) the costs of the arbitration shall be awarded in the discretion of the sole arbitrator; and

(iv) if such sole arbitrator fails to hear and determine the matter in dispute and render a decision in writing to the parties within 30 days after the parties agree upon such sole arbitrator, either party may, by notice to the other, cancel the appointment of such sole arbitrator, in which case either party may initiate new arbitration proceedings pursuant to this paragraph (subject to the agreement of the other party to commence arbitration proceedings) or proceed in the courts to have the dispute determined as if no agreement for a submission to arbitration existed between the parties.

(d) If, within 5 days after the giving of the notice referred to in subsection (a) of this paragraph, an arbitration procedure shall not have been agreed upon by the parties, either party may, at any time thereafter, and prior to such a procedure being agreed, give written notice to the other requiring the dispute to be arbitrated and determined in accordance with the following procedure (and which shall constitute a submission to arbitration within the meaning of the Arbitration Act (Ontario)):

(i) the party giving the notice referred to above in this subsection shall, in such notice, give notice of the appointment and the name of the arbitrator chosen by the party giving such notice;

(ii) the party receiving the notice given under paragraph (i) shall, within 10 days after the receipt thereof, give a written notice to the party giving the first notice of the appointment and the name of the arbitrator chosen by the party giving the notice under this paragraph (ii);

(iii) the two arbitrators so chosen shall jointly appoint a third arbitrator and give written notice of the appointment and the name of such arbitrator to the parties;

(iv) if the party required to appoint an arbitrator fails to do so and give notice thereof as required by paragraph (ii) within the period of 10 days provided thereby, or if each party has appointed an arbitrator and the two arbitrators so chosen fail to agree upon a 3rd arbitrator and give notice thereof as required by paragraph (ii) within 15 days after both have been appointed, then any party not in default may apply to a judge of the Court of Ontario (General Division) pursuant to the provisions of the Arbitrations Act (Ontario) for the appointment of an arbitrator on behalf of the party in default, or the appointment of the third arbitrator, as the case may be;

(v) the 3 arbitrators appointed pursuant to the preceding provisions shall proceed to determine the dispute, having regard to the provisions of this lease and the terms of the submission to arbitration and any other agreements the parties may have made respecting the arbitration or the matter in dispute and the decision of any 2 of them shall bind the parties;

(vi) the arbitration shall, subject to any express provisions herein or in any submission to arbitration or other agreement of the parties affecting the same, be conducted in accordance with the provisions of the laws of Ontario applicable thereto and the provisions of the Arbitration Act (Ontario) shall apply thereto;

(vii) the costs of the arbitration shall be awarded in the discretion of the arbitrators; and

(viii) if the arbitrators appointed under the preceding provisions shall fail to hear and determine the matter in dispute and render a decision in writing to the parties within thirty (30) days after the appointment of the 3rd arbitrator either part, on notice to the other may cancel the appointments of all the arbitrators previously made, in which case either party may initiate new arbitration proceedings pursuant to this paragraph (subject to the agreement of the other party to the commencement of new arbitration proceedings) or proceed in the courts to have the dispute determined as if no agreement for a submission to arbitration existed between the parties.

(e) The provisions of this Lease and of this paragraph requiring the determination of certain disputes by arbitration shall not operate to prevent recourse to the courts by any party whenever enforcement of an award by the sole arbitrator or arbitrators, as the case may be, reasonably requires access to any remedy (such as mandamus, injunction, specific performance, declaration of right, order for possession, damages or judicial enforcement) which an arbitrator has no power to award or enforce. In all other respects an award by the sole arbitrator or arbitrators, as the case may be, shall be final and binding upon the parties.

(f) Notwithstanding that arbitration proceedings may have been commenced or that a dispute is being negotiated, the Lessee shall continue to pay all Rent, including without limitation all amounts which are the subject of dispute, based upon the Lessor's estimate or re-estimate of same (except where otherwise provided in this Lease) until the dispute is finally determined.

25. THIS INDENTURE and everything herein contained shall enure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, successors and assigns, as the case may be, subject to the consent of the Lessor being obtained as hereinbefore provided to any assignment, sublease or parting with possession of the demised premises by the Lessee.

26. WHEREVER the context so requires, the terms "Lessee" and "sub-Lessee" herein shall be deemed to include the singular, plural, masculine, feminine and neuter, and when applied in the plural, shall apply to such parties jointly and severally.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective corporate seals, attested by the hands of their respective officers duly authorized in that behalf.

SIGNED, SEALED AND DELIVERED	**WORKSPORT LTD.**
IN THE PRESENCE OF	per:________________ Name: Steven Rossi Title: President *"I have authority to bind the Corporation"*
	MAJORCON HOLDINGS INC.
	per:________________ Name: Galliano Tiberini Title: President *"I have authority to bind the Corporation"*

Schedule A


Leased - 14,718 sq ft
2,400 sq ft
PEEL CONDOMINIUM PLAN NO.
SHEET 18 OF 50
EXIT STAIRS
SECTION
FLOOR PLAN BLDG "C"
PROPOSED INDUSTRIAL BUILDINGS FOR MAJORCON
DANBRO CRESCENT
MEADOWVALE
CITY OF MISSISSAUGA
8921
3 OF 8
MAR 1/89
M.A.S.